Exhibit 99.1

Apimeds Pharmaceuticals US, Inc. Announces Pricing of Initial Public Offering

Hopewell, New Jersey, May 08, 2025 (GLOBE NEWSWIRE) -- Apimeds Pharmaceuticals US, Inc. (NYSE American: APUS) (“Apimeds” or the “Company”), a clinical stage biopharmaceutical company that is in the process of developing Apitox, an intradermally administered bee venom-based toxin which potentially exhibits diverse therapeutic effects, today announced the pricing of its initial public offering of 3,375,000 shares of common stock at a price of $4.00 per share.

The gross proceeds to Apimeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, are expected to be $13.5 million. In addition, the Company has granted the underwriters a 45-day option from the closing of the offering to purchase up to an additional 506,250 shares of common stock at the public offering price, less underwriting discounts, and issued to the underwriters warrants to purchase up to a total of 168,750 shares of common stock (or 194,063 shares if the over-allotment option is exercised in full) exercisable during the four and a half-year period commencing 180 days from the closing of the offering. The offering is expected to close on May 12, 2025, subject to the satisfaction of customary closing conditions. The shares are expected to begin trading on the NYSE American on May 9, 2025, under the symbol “APUS.”

D. Boral Capital LLC is acting as sole book-running manager for the offering.

The Company expects to use the net proceeds from the sale of the shares to fund a Phase III clinical trial in knee osteoarthritis, to initiate at least one non-registered corporate sponsorship study in multiple sclerosis, to manufacture its product candidate, and to address general working capital needs.

A registration statement on Form S-1 (File No. 333-282324) relating to the securities being sold in this offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on February 11, 2025. A post-effective amendment to the registration statement was filed with the SEC and declared effective on May 5, 2025. This offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained, when available, from: D. Boral Capital LLC, 590 Madison Ave., 39th Floor, New York, NY 10022, by telephone: (212) 970-5150, or by email at: info@dboralcapital.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Apimeds Pharmaceuticals US, Inc.

Apimeds (NYSE American: APUS) is a clinical stage biopharmaceutical company that is in the process of developing Apitox, an intradermally administered bee venom-based toxin which potentially exhibits diverse therapeutic effects. Apimeds is currently developing Apitox as a potential osteoarthritis treatment for patients with knee pain who fail to respond adequately to conservative non-pharmacologic therapy and simple analgesics. For more information visit www.apimedsus.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. All statements other than statements of historical facts are forward-looking statements. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. The Company has based these forward-looking statements largely on its current expectations about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include forward-looking statements include, but are not limited to, the risks and uncertainties described in “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the documents that referred to in the prospectus filed with the SEC with the understanding that the Company’s future results may be materially different from and worse than what we expect. Copies are available on the SEC’s website, www.sec.gov. Other sections of the prospectus include additional factors which could adversely impact the Company’s business and financial performance. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for the Company’s management to predict all risk factors and uncertainties, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company and the underwriters qualify all of the forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the prospectus relate only to events or information as of the date on which the statements are made in the prospectus. Neither the Company nor the underwriters undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read the prospectus and the documents that we refer to in the prospectus and have filed as exhibits to the registration statement, of which the prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Contact:

Erik Emerson
Apimeds Pharmaceuticals US, Inc.
(808) 209-7887